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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 10, 2006

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-25515	88-0410480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

2501 Lansdowne Avenue
Saskatoon, Saskatchewan, Canada S7J 1H3
(Address of principal executive offices and Zip Code)

(306) 343-5799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Eskota Energy Corporation ("Eskota"), a Texas Company and wholly owned subsidiary of Maverick Minerals Corporation (Trading Symbol OTCBB: MVRM) has re-assigned its 100% W/I in the S. Neill oil and gas lease back to the private vendor/operator from whom it was purchased in August 2005.

Eskota had previously executed a promissory note in favor of the vendor, in the amount of US$ 1,400,000, due in equal principal payments on August 31, 2006 and May 31, 2007. The vendor has released Eskota from the note in return for the re-assignment of the lease.

In addition, the vendor has assumed responsibility to pay all of the trade payables incurred by Eskota during the attempted work over of the existing well bores. At the time of the re-assignment, over 90% of the payables had been retired by the vendor/operator.

Eskota has determined that the escalating costs of contract services and equipment as well as operational difficulties encountered placed an unacceptable burden on it when considered in conjunction with the obligations of the promissory note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated this 10th day of July, 2006.

MAVERICK MINERALS CORPORATION
(formerly known as Pacific Cart Services Ltd.)
(Registrant)

BY:	ROBERT KINLOCH
Robert Kinloch, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer and member of the Board of Directors